Exhibit 4(k)

NORTHROP GRUMMAN CORPORATION

Supplemental Officers’ Certificate

Each of the undersigned officers of Northrop Grumman Corporation, a Delaware corporation (the “Company”), does hereby certify as follows:

1.	This Supplemental Officers’ Certificate supplements the terms of the Officers’ Certificate, dated November 21, 2001 (the “Original Officers Certificate”), which sets forth the terms of the Company’s 5.25% Senior Notes due 2006 (the “Notes”). Defined terms used but not defined in this Supplemental Officers’ Certificate shall have the meanings given to such terms in the Original Officers’ Certificate.

2.	Each of the undersigned has read Sections 201, 301 and 303 of the Indenture, dated as of November 21, 2001 (the “Indenture”) between the Company and JPMorgan Chase Bank, as Trustee (the “Trustee”), and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

3.	The Notes have been successfully remarketed pursuant to the terms of the Remarketing Agreement, dated as of July 30, 2004 (the Remarketing Agreement”), among the Company, the Remarketing Agents (as defined in the Remarketing Agreement) and JPMorgan Chase Bank, as Purchase Contract Agent. A successful remarketing having occurred, the undersigned Authorized Officers of the Company, acting pursuant to the authority granted to them in the resolutions duly adopted by the Board of Directors of the Company on October 22, 2001, a Special Committee of the Board of Directors on November 15, 2001, and a Special Committee of the Board of Directors on August 11, 2004, has determined to establish a new form of 5.25% Senior Note due 2006, that reflects the manner in which and the rate at which interest accrues following the remarketing, which new form is attached hereto as Annex A and is hereby approved.

4.	As the interest rate on the Notes has been reset to the annual rate of 4.079%, the title of the Company’s 5.25% Senior Notes due 2006 is hereby changed to the “4.079% Senior Notes due 2006”.

5.	All conditions precedent provided for in the Indenture to the establishment, authentication and delivery of the Notes in the form authorized hereby have been complied with.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Supplemental Officers’ Certificate as of this 16th day of August, 2004.

Name: James L. Sanford
Title: Corporate Vice President and Treasurer

Name: John H. Mullan
Title: Corporate Vice President and Secretary

Annex A

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR, A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

NORTHROP GRUMMAN CORPORATION

4.079% Senior Note due 2006

Number:	CUSIP NO.: 666807AZ5

Northrop Grumman Corporation, a Delaware corporation (the “Issuer”, which term includes any successor corporation under the Indenture hereafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                      $             (                    ) on November 16, 2006, and to pay interest thereon at 4.079% per annum, from August 16, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 2004. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Notwithstanding Section 113 of the Indenture, in the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if the Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment which in the case of a Global Security or a Pledged Note shall be the Business Day next preceding such Interest Payment Date and in the case of all other Notes, shall be the fifteenth calendar day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

[Signature page follows]

IN WITNESS WHEREOF, Northrop Grumman Corporation has caused this instrument to be signed by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

NORTHROP GRUMMAN CORPORATION

By:
James Sanford
Corporate Vice President and Treasurer

ATTEST:

John H. Mullan
Corporate Vice President and Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August 16, 2004

JPMORGAN CHASE BANK, as Trustee

By:
Authorized Officer

(REVERSE OF NOTE)

NORTHROP GRUMMAN CORPORATION

4.079% Senior Note due 2006

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of November 21, 2001 (herein called the “Indenture”), duly executed and delivered by the Issuer to JPMorgan Chase Bank, as Trustee (herein called the “Trustee”), as supplemented by Officers’ Certificates dated November 21, 2001 and August 16, 2004, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Indenture.

This Note is one of a series designated as the 4.079% Senior Notes due 2006 (the “Notes”) of the Issuer. The Notes are initially limited in aggregate principal amount to $690,000,000; provided, however, that the Issuer may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of The Depository Trust Company (“DTC”) or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by the DTC for the accounts of participating organizations of the DTC.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes shall be redeemable in whole, but not in part, at any time at the option of the Issuer if a Tax Event occurs and is continuing (a “Redemption Date”), at a redemption price equal to the Redemption Amount, plus accrued and unpaid interest, if any, to the Redemption Date. The Redemption Amount will be calculated assuming a 360-day year consisting of twelve 30-day months. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to the Redemption Date will be payable to the Holders of such Notes registered as such at the close of business on the relevant record date according to the terms and the provisions of the Indenture.

The Redemption Price shall be paid to or on behalf of each Holder of the Notes by the Issuer, no later than 12:00 noon, New York City time, on the Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

“Redemption Amount” means the Stated Amount of the Notes.

“Tax Event” means the receipt by the Issuer of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by the Issuer on the Notes on the next interest payment date would not be deductible, in whole or in part, by the Issuer for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of any such law or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position as of the date of the Purchase Contract Agreement which amendment, change, or proposed change is effective or which interpretation or pronouncement is announced on or after such date.

Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If money sufficient to pay the Redemption Amount (or portion thereof) to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption.

The Notes are not entitled to any sinking fund.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. In the event any Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Terms used herein which are defined in the Indenture, the Purchase Contract Agreement dated as of November 21, 2001 between the Issuer and JPMorgan Chase Bank, as Purchase Contract Agent (the “Purchase Contract Agreement”), and the Pledge Agreement dated as of November 21, 2001 among the Company, the Purchase Contract Agent and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary (the “Pledge Agreement”), shall have the respective meanings assigned thereto in the Indenture, the Purchase Contract Agreement or the Pledge Agreement.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

(Please insert social security or other identifying number of assignee)

(Please insert social security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with fall power of substitution in the premises.

Dated:	Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee